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                                                                   EXHIBIT 10.22

                        SETTLEMENT AGREEMENT AND RELEASE

         The "parties" to this Settlement Agreement and Release ("Settlement Agreement"), which was made and entered into as of April 15, 2002, are Image Sensing Systems, Incorporated ("ISS"), Flow Traffic Limited ("Flow Traffic"), Grove Place Limited ("Grove Place") and Anthony Gould ("Gould").

         WHEREAS, on or about December 1, 1998, ISS and Grove Place entered into a Consultancy Agreement. A copy of the Consultancy Agreement is attached hereto as Exhibit A. Pursuant to that Consultancy Agreement, Gould has acted as Managing Director of ISS with a mission to create an Asian presence for products developed or offered by ISS with a long term objective to develop a full line products supply, service and integration business for the traffic and transportation sector within Asia.

         WHEREAS, on or about February 11, 2002, Gould also agreed to serve as President and Chief Executive Officer of ISS.

         WHEREAS, Gould is also a member of both the ISS Board of Directors and the Flow Traffic Board of Directors.

         WHEREAS, the parties to this Settlement Agreement mutually desire to terminate the Consultancy Agreement as provided herein, under the terms and conditions provided herein. This Settlement Agreement shall supercede the Consultancy Agreement under the terms and conditions provided herein.

         WHEREAS, ISS, Flow Traffic, Grove Place and Gould recognize the inconvenience and expense of litigation, and wish to avoid such inconvenience and expense. As a result, the parties hereto desire to terminate, compromise and settle any and all claims each might have, pursuant to the following terms and conditions.
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         NOW, THEREFORE, in consideration of the promises contained herein, the parties agree as follows:

                              SETTLEMENT AGREEMENT

         1. Termination of Consultancy Agreement. All parties to this Settlement Agreement mutually agree that this Settlement Agreement supercedes and replaces the Consultancy Agreement. Moreover, pursuant to this Settlement Agreement, all parties mutually agree to the termination of the Consultancy Agreement effective immediately, with the sole exception that Grove Place and Gould's obligations pursuant to Paragraph numbered 6 (Confidential Information) and Paragraph numbered 11 (Post Termination Obligations of the Consultant) shall survive the termination of this Consultancy Agreement in their entirety, and are hereby incorporated into this Settlement Agreement and made a part hereof as if fully set forth herein.

         2. Termination Payment to Gould. Pursuant to the following schedule, ISS shall pay to Grove Place $178,000 ("Termination Pay"): $60,000 by April 19, 2002; $60,000 by September 1, 2002; and $58,000 by January 7, 2003. Said
Termination Pay is solely in connection with the termination of the Consultancy Agreement. Termination Pay shall be paid by wire transfer to an account in Hong Kong pursuant to wire transfer instructions to be provided by Grove Place no later than April 16, 2002. In the event that wire transfer instructions are not provided by Grove Place by April 16, 2002, the deadlines otherwise noted in this paragraph shall be extended by one day for each day Grove Place is late. For purposes of illustration only, in the event that Grove Place does not provide wire transfer instructions until April 17, 2002, then the other deadlines in this paragraph shall be modified as followed: the first payment shall be due on April 20, 2002; the second payment on September 2, 2002; and the third payment on January 8, 2003. In the event that any deadline under this Settlement Agreement falls on a weekend or


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holiday, the deadline shall be extended to the next business day. Payment is effective upon the date of the wire transfer.

         Grove Place and Gould acknowledge the adequacy and sufficiency of (1) the Termination Pay, (2) the mutual termination of the Consultancy Agreement,
(2) Gould's resignation from all positions with ISS and Flow Traffic and the acceptance of those resignations by ISS and/or Flow Traffic; and (3) the other terms and conditions of this Settlement Agreement, as consideration for this Settlement Agreement, including, but not limited to, provisions contained herein related to the termination of the Consultancy Agreement, the numbered paragraphs which survive the termination of the Consultancy Agreement, the releases, and the numbered paragraphs of this Settlement Agreement.

                  In the event that ISS does not pay the Termination Pay in a timely fashion, Grove Place shall send a notice by fax and mail to ISS at the following number and address: (1) fax to the Attention of the Chairperson of the Board of Directors (651-603-7765); and (2) address at 1600 University West, 500 Spruce Tree Centre, St. Paul, MN 55104. Said notice shall identify the payment which was not paid in a timely fashion and an address and fax number to which ISS can respond. If the payment was made in a timely fashion, ISS shall respond that the payment was made in a timely fashion. If the payment was not made in a timely fashion, ISS shall have ten additional days from the date of notice ("Grace Period") to pay to Grove Place the amount past due ("the Delinquent Amount"). If ISS fails to pay said Delinquent Amount within the Grace Period, ISS shall pay simple interest on the Delinquent Amount at an annual rate equal to one (1) percentage points above the rate of interest publicly announced by U.S. Bank National Association (as of the date the Delinquent Amount is due) as its prime rate, and shall be liable for Grove Place's cost of collection.


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         3. Resignation from All Positions. Gould hereby resigns from all positions with ISS and Flow Traffic, including, but not limited to, any and all positions he holds as an officer, consultant, employee, agent, representative and/or director of ISS and Flow Traffic.

         4. Mutual Nondisparagement. All parties to this Settlement Agreement mutually agree that each will not engage in any verbal, written or other communications that in any way disparage, defame, libel, slander, malign or otherwise cause harm or potential harm to the reputation or goodwill of ISS, Flow Traffic or Grove Place, or the officers, directors and employees of the ISS, Flow Traffic or Grove Place, and further will not engage in any verbal, written or other communication that in any way disparage, defame, libel, slander, malign or otherwise cause harm or potential harm to the reputation of Gould.

         5. Irreparable Harm/Injunctive Relief: The parties to this Settlement Agreement mutually agree that any breach of paragraph 5 of this Settlement Agreement or of numbered paragraphs 6 and 11 of the Consultancy Agreement which, pursuant to paragraph 1 above survive termination of the Consultancy Agreement, and are incorporated herein and made a part hereof, would result in irreparable harm to ISS, entitling ISS, among other things, to immediate injunctive relief.

         6. Amendment No. 2 To Shares Sale and Purchase Agreement. ISS and Grove Place Limited agree to execute Amendment No. 2 To Shares Sale and Purchase Agreement, a copy of which is attached hereto as Exhibit B.

         7. Release by ISS and Flow Traffic. ISS and Flow Traffic hereby release any and all claims, causes of actions, obligations or liabilities, solely in connection with the amount of Termination Pay to be paid pursuant to this Settlement Agreement. ISS and Flow Traffic covenant and agree that neither will file or pursue any claim or cause of action against Grove


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
Place or Gould in connection with the amount of Termination Pay to be paid pursuant to this Settlement Agreement. If ISS or Flow Traffic breaches this covenant, the breaching party shall pay the attorneys' fees and costs of the party against whom the claim, or cause of action was asserted, related to securing dismissal of said claim or cause, or cause of action.

         8. Release by Grove Place and Gould. Gould, for and on behalf of himself and his heirs, administrators, executors, successors and assigns and Grove Place, its parents, subsidiaries, related companies, affiliates and assigns, and its current and former owners, directors, officers, agents, attorneys, employees and representatives, hereby release, acquit and forever discharge ISS and Flow Traffic, their parents, subsidiaries, related companies, affiliates, and assigns, and their current and former directors, officers, agents, attorneys, employees and representatives, from any and all claims, charges, causes of actions, obligations or liabilities, known and unknown, which arise on or before the effective date of this Settlement Agreement. By way of illustration only, this Release encompasses, but is not limited to: any claim or allegations stemming from the Consultancy Agreement, Gould's resignations, the Termination Pay, and claims, charges, or causes of action that could be brought under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000(e) et seq., as amended; the Civil Rights Act of 1866, as amended; the Equal Pay Act, as amended; United States Executive Orders 11246 and 11375; The Regulations of the Office of Federal Contract Compliance Programs, as amended; the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701, et. seq.; the Age Discrimination in Employment Act (including the Older Workers Benefit Protection
Act), 29 U.S.C. Section 621 et seq.; the Americans With Disabilities Act, 42 U.S.C. Sections 12101-12213; the Employee Retirement Income Security Act (ERISA), 29 U.S.C. Section 1001, et seq.; the Fair Labor Standards Act, 29 U.S.C. Section 201, et seq.; the National Labor Relations Act, 29 U.S.C. Section 151, et seq., the Worker Adjustment Retraining


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and Notification Act, 29 U.S.C. Section 2101, et seq., the Minnesota Human
Rights Act, Minn. Stat. Section 363.01, et seq.; any and all statutes providing rights and protections of any kind for employees working in the state of Minnesota, and any other federal, state, or local statute, ordinance, regulation or rule, including any attorneys' fees, liquidated damages, punitive damages, and any costs or disbursements that could be awarded in connection with these or any other statutory claims; and claims, charges or causes of action which could be brought based on contract, quasi-contract, implied contract, wrongful or constructive discharge, breach of the covenant of good faith and fair dealing, libel, defamation, slander, negligent or intentional infliction of emotional distress, discrimination on any basis prohibited by statute, ordinance or public policy, negligence, interference with business opportunity or with contracts, or unfair insurance practices, and any other cause of action whatsoever, any of which arise on or before the date of the effective date of this Settlement Agreement.

         Gould, for and on behalf of himself and his heirs, administrators, executors, successors and assigns and Grove Place, its parents, subsidiaries, related companies, affiliates and assigns, and its current and former owners, directors, officers, agents, attorneys, employees and representatives, hereby covenants and agrees that neither will file or otherwise pursue any claim, charge, or cause of action against ISS or Flow Traffic, their parents, subsidiaries, related companies, affiliates, or assigns, or against their current and former directors, officers, agents, attorneys, employees or representatives which relates to the matters released in this paragraph. If Grove Place or Gould breach this covenant, the breaching party shall pay the attorneys' fees and costs of the party against whom the claim, charge or cause of action was asserted, related to securing dismissal of said claim, charge or cause of action.


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         9. Assumption of Settlement Agreement Successors and Assignees. Flow
Traffic's and ISS's rights and obligations under this Settlement Agreement will inure to the benefit of and be binding upon Flow Traffic's and ISS's successors and assignees. Grove Place's rights and obligations under this Settlement Agreement will inure to the benefit of and be binding upon Grove Place's rights and obligations under this Settlement Agreement. Gould's rights and obligations under this Settlement Agreement will inure to the benefit of and be binding upon his heirs, administrators, executors, successors and assigns.

         10. Oral Modification Not Binding. This instrument is the entire Settlement Agreement of the parties. Oral changes will have no effect. It may be altered only by a written agreement signed by both parties.

         11. Review of Settlement Agreement. The parties to this Settlement Agreement, each affirm and acknowledge that each has read the foregoing Settlement Agreement and that each has either consulted with or had the opportunity to consult with an attorney prior to signing this Settlement Agreement. The parties to this Settlement Agreement further affirm and agree that this Settlement Agreement is written in language understandable to them and that each understands the meaning of the terms of this Settlement Agreement and their effect.

         12. Knowing and Voluntary Settlement Agreement. The parties to this Settlement Agreement acknowledge that each has entered into this Settlement Agreement knowingly and voluntarily; that each has had a reasonable period of time within which to consider this Settlement Agreement; and that each has had the opportunity to retain and be represented by counsel in connection with this Settlement Agreement, whether or not he has elected to retain counsel.


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         13. Instrument. The parties agree that this Settlement Agreement may be executed in any number of counterparts, each of which may be deemed an original, and all of which when taken together shall constitute one and the same instrument.

         14. Choice of Forum. The parties agree that any dispute arising over this Settlement Agreement shall be brought exclusively in the appropriate courts in the State of Minnesota.

Dated: April 15, 2002                       IMAGE SENSING SYSTEMS, INCORPORATED


                                            By /s/ James Murdakes
                                              ---------------------------------
                                               Its:   Chairman
                                                   ----------------------------


Dated: April 15, 2002                       FLOW TRAFFIC LIMITED
             -----


                                            By /s/ Johan Billow
                                              ---------------------------------
                                               Its:   Director
                                                   ----------------------------


Dated: April 15, 2002                       GROVE PLACE LIMITED
             -----


                                            By /s/ Anthony Gould
                                              ---------------------------------
                                               Its:   Authorized Signatory
                                                   ----------------------------


Dated: April 15, 2002                       ANTHONY GOULD
             -----


                                               /s/ Anthony Gould
                                               --------------------------------



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